Exhibit 10.1

Summary Information
Director: Gregory T. Barmore
Date of Grant: November 18, 2005
Stock Option Plan: 1993 Non-Employee Director Plan
Exercise Price: $2.40/Share (FMV on date of grant)
Expiration: November 18, 2012, 12:00 a.m.
Total # Shares subject to grant: 40,000

Conditions: Grant is subject to and conditioned upon shareholder approval of the First Amendment to the Third Amended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc. within one year after the Date of Grant.

Vesting (provided that above Conditions are satisfied):
* 20,000 Shares vest on December 15, 2006 (provided that Barmore continues to serve as Chairman of the Board on September 30, 2006 and all of the conditions for vesting described in Exhibit A are satisfied. In the event that only a portion of the conditions described in Exhibit A are satisfied, a corresponding portion of the 20,000 Shares will vest in accordance with Exhibit A.)
* 20,000 Shares vest on December 15, 2007 (provided that Barmore continues to serve as Chairman of the Board on September 30, 2007 and all of the conditions for vesting described in Exhibit B are satisfied. In the event that only a portion of the conditions described in Exhibit B are satisfied, a corresponding portion of the 20,000 Shares will vest in accordance with Exhibit B.)

FIRST AMENDMENT TO
STOCK OPTION AGREEMENT

WHEREAS, on November 18, 2005, ICO, Inc., a Texas corporation (the “Company”), and Gregory T. Barmore (“Director”), Chairman of the Company’s Board of Directors, entered in to a Stock Option Agreement pursuant to which Director was granted Options to purchase Shares of Common Stock of the Company (the “Stock Option Agreement”).

WHEREAS, the parties desire to amend the Stock Option Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.     All capitalized terms used herein and not otherwise defined herein have the meaning ascribed to such terms in the Stock Option Agreement.

2.     Exhibit B to the Stock Option Agreement, entitled “Matrix for Vesting of 2007 Stock Options”, is amended as follows:

a.	ICO, Inc. consolidated Operating Income: (i) FY ‘07 Minimum shall be [redacted]; and (ii) FY ’07 Target shall be [redacted].

b.	ICO, Inc. consolidated ROE: (i) FY ’07 Minimum shall be [redacted]; and (ii) FY ’07 Target shall be [redacted].

3.	There are no amendments to the Stock Option Agreement or Exhibit B, except as described above. Exhibit B, amended and restated to reflect the amendments described above, is attached hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto and duly authorized, and Director has executed this Agreement, to be effective as of the Date of Grant set forth above.

ICO, INC.

By:	/s/ A. John Knapp, Jr.
A. John Knapp, Jr.
President and Chief Executive Officer

DIRECTOR

/s/ Gregory T. Barmore
Gregory T. Barmore

First Amendment to Stock Option Agreement / Page 2 of 3

Exhibit B to Stock Option Agreement [portions redacted]

Matrix for Vesting of FY 2007 Options

Measurement	Weighting	FY '07 Minimum	FY '07 Target	CEO pay-out at target
ICO, Inc. consolidated Operating Income
ICO, Inc. consolidated Investment turnover
ICO, Inc. consolidated ROE
Vesting over time
Total	100%			Vesting of 20,000 options

    See Exhibit C for explanation of measurement definitions, vesting calculation information, and additional provisions regarding vesting.

First Amendment to Stock Option Agreement / Page 3 of 3